Calculation of Filing Fee Tables
S-8
First American Financial Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, par value $0.00001 per share	457(a)	1,975,000	$ 56.42	$ 111,429,500.00	0.0001531	$ 17,059.86
Total Offering Amounts:						$ 111,429,500.00		$ 17,059.86
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 17,059.86
Offering Note
[1]	This Registration Statement on Form S-8 covers (i) 1,975,000 shares of common stock, par value $0.00001 per share ("Common Stock") authorized to be issued under the First American Financial Corporation 2020 Incentive Compensation Plan, as amended and restated (the "Plan") and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), such indeterminate number of additional shares of Common Stock of the Registrant as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Plan. The proposed maximum offering price per unit has been estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act and is based on the average of the high and low sale prices of the Common Stock, as quoted on the New York Stock Exchange on July 18, 2025.